Exhibit 10.2

EXTENSION AGREEMENT

This extension agreement (the “Extension Agreement”) is entered into and effective as of March 13, 2020, by and among Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford Trust”), Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Operating Partnership”), Ashford TRS Corporation, a Delaware corporation (“Ashford TRS”), Ashford Inc., a Nevada corporation (“Ashford Inc.”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (“Ashford LLC”). All capitalized terms not specifically defined herein shall have the meanings ascribed to them in that certain Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement dated effective as of June 26, 2018, by and among Ashford Trust, the Operating Partnership, Ashford TRS, Ashford Inc. and Ashford LLC (the “ERFP Agreement”). All capitalized terms herein that are not otherwise defined shall have the meanings ascribed to them in the ERFP Agreement.

WHEREAS, on November 30, 2018 and pursuant to the ERFP Agreement, the Operating Partnership delivered a written request to Ashford LLC requesting that Ashford LLC commit to fund an Enhanced Return Investment of $19,500,000 (the “ES Manhattan ERFP”) with respect the Operating Partnership’s intended purchase of the Embassy Suites Manhattan hotel (the “ES Manhattan Funding Commitment Request”);

WHEREAS, on December 5, 2018 and pursuant to the ERFP Agreement, in response to the ES Manhattan Funding Commitment Request, Ashford LLC delivered a Confirmation Notice to the Operating Partnership;

WHEREAS, a subsidiary of the Operating Partnership acquired the Embassy Suites Manhattan hotel on January 22, 2019;

WHEREAS, Section 2.01(c) of the ERFP Agreement provides that, subject to the terms of the ERFP Agreement, Ashford LLC shall fund the ES Manhattan ERFP on or before January 22, 2021 (the “ES Required FF&E Acquisition Date”); and

WHEREAS, the parties to the ERFP Agreement desire to waive the ES Required FF&E Acquisition Date and extend such date to December 31, 2022.

NOW THEREFORE, in consideration of the mutual covenants set forth in this Extension Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Extension of ES Required FF&E Acquisition Date. The ES Required FF&E Acquisition Date is hereby waived and extended to December 31, 2022.

2.	Governing Law; Consent to Jurisdiction. This Extension Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principals thereof. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas state court, or federal court of the United States of America, in each case sitting in Dallas County, Texas, and any appellate court from any thereof, in any action, suit or proceeding arising out of or relating to this Extension Agreement.

3.	Entire Agreement; Conflicts. This Extension Agreement reflects the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all agreements between the parties with respect to the subject matter hereof.

4.	Amendment, Modifications and Waiver. This Extension Agreement shall not be altered or otherwise amended in any respect, except pursuant to an instrument in writing signed by the parties hereto.

5.	Counterparts. This Extension Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Extension Agreement executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

6.	Descriptive Headings. Descriptive headings of the several Sections of this Extension Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Extension Agreement as of the date first set forth above.

ASHFORD TRUST:

Ashford Hospitality Trust, Inc.

By:	/s/ Douglas A. Kessler
	Name:	Douglas A. Kessler
	Title:	President and Chief Executive Officer

OPERATING PARTNERSHIP:

Ashford Hospitality Limited Partnership

By: Ashford OP General Partner LLC, its general partner

By:	/s/ Douglas A. Kessler
	Name:	Douglas A. Kessler
	Title:	President

ASHFORD TRS:

Ashford TRS Corporation

By:	/s/ Deric S. Eubanks
	Name:	Deric S. Eubanks
	Title:	President

ASHFORD INC.:

Ashford Inc.

By:	/s/ J. Robinson Hays
	Name:	J. Robison Hays
	Title:	Co-President and Chief Strategy Officer

ASHFORD LLC:

Ashford Hospitality Advisors LLC

By:	/s/ J. Robinson Hays
	Name:	J. Robison Hays
	Title:	Co-President and Chief Strategy Officer